UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report:        May 3, 2007

(Date of earliest event reported: April 30, 2007)

HAVERTY FURNITURE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 2, 2007, Haverty Furniture Companies, Inc. (“Havertys”) issued a press release regarding its results of operations for the quarter ended March 31, 2007, a copy of which is furnished under this Item 2.02 as Exhibit 99.1 hereto. The attached Exhibit 99.1 is not filed, but is furnished to comply with Regulation FD. The information disclosed in this Item 2.02 Current Report on Form 8-K is not considered to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 and is not subject to the liabilities of that section.

Item 5.03	Amendments to Bylaws

The Board of Directors approved an amendment and restatement of the Company’s Bylaws effective April 30, 2007.

The Bylaws were updated for stylistic and other changes that reflect current practice of other Maryland-chartered public corporations. New provisions were also added for convenience of reference for items that are effectively already imposed by Maryland law so that most questions could be answered by reviewing the Bylaws without having to separately consult Maryland law.

1.

Article I (Stockholders): Article I describes the location, timing and types of meetings of stockholders. This Article outlines the method for (a) providing notice of meetings to stockholders, (b) properly bringing business before the meeting of stockholders for consideration, determining what constitutes a quorum at a meeting of stockholders, and (d) conducting meetings of stockholders. Article I also describes the manner in which a record date is established to determine stockholder status and voting by stockholders, whether by proxy or otherwise.

The principal substantive changes include:

•

Unlike the existing bylaws, Section 1(b) provides a new advance notice provision for properly bringing business before the stockholders at an annual meeting. An effective advance notice must specify the business in the meeting notice given by or at the request of the Board or otherwise be properly brought before the stockholders at the meeting. This Section also outlines the notice periods required for stockholders to bring business before the meeting so that the Board of Directors can provide its input to stockholders on any such proposals to enable the stockholders to make an informed decision.

•

Section 2 contains a new provision that allows stockholders holding a majority of the votes entitled to be cast at a meeting to submit a request to call a special meeting of stockholders. Even if this provision was not included in the Bylaws, Maryland law would provide for such a meeting.

•

Section 3 contains a new provision to provide for the location of all meetings of stockholders. In the late 1990s Maryland law was amended so that meetings of stockholders no longer are required to be held in the United States. Accordingly, as drafted, meetings of stockholders can be held within or outside the United States at the location determined by the Board. There is no plan to begin having meetings outside the United States, but the provision now affords the Board the flexibility contemplated by Maryland law.

•

Section 4 describes the methodology for fixing the record date for determining stockholders entitled to notices of meetings and votes at a meeting and entitled to receive payments of any dividend or other distribution or allotment of rights to stockholders.

•

Section 7 contains a new provision to provide that meetings of stockholders may be presided over by the Chairman of the Board, the Vice Chairman of the Board (if one is elected), by the President or the Secretary or any other officer of the Corporation appointed by the Board. In addition, this Section contains a new provision that permits an adjournment of any meeting of stockholders for no more than 120 days, which is consistent with the Maryland statute.

•

Section 8 has been revised to increase the time period for dated proxies to be considered valid, unless a longer period is provided otherwise, from 3 months to 11 months to avail of the maximum time permitted under Maryland law.

•

The voting provisions in Section 9 have been clarified and now specifically sets forth or confirms (a) the number of votes each share of each class of capital stock is entitled to cast, (b) plurality voting for the election of directors, and (c) majority voting for all other matters submitted to a vote at a meeting of stockholders (unless the charter, the Bylaws or Maryland law requires a greater proportion of votes).

•

The provision in Section 10 has been modified to remove the requirement that an inspector of elections be appointed at the demand of the stockholders. The modified section provides for the appointment of an inspector of elections at the election of the presiding officer.

2.

Article II (Board of Directors): Article II describes the method for nominating, electing and removing directors as well as filling vacancies on the Board. This Article also outlines the powers of directors and establishes the number of directors. Article II also describes the notices required for Board meetings, the method for establishing a quorum at a Board meeting, and the ability to hold Board meetings by telephonic or other means, including actions by written consent in lieu of a meeting. Article II also contains a description of the role of a Director Emeritus or Chairman Emeritus.

The principal substantive changes include:

•	Section 2 reduces the maximum number of directors from 16 to 12.

•

Section 3 contains a new provision to describe the process for stockholder nominations of directors at a meeting of stockholders. This provision is similar to the advance notice provision included in Article I, Section 1 and provides the same benefits to stockholders contemplated by that Section.

•	Section 4 contains a new provision that has been added to confirm and clarify certain requirements for electing directors and directors holding office.

•	Section 5 contains a new provision that describes the procedures for removing a director.

•

The quorum provisions in Section 9 have been modified to reflect that a majority of the entire Board of Directors (rather than any 6 directors) constitutes a quorum. This results in no practical change as long as the Board remains at 11 members.

•

Section 10 contains a new provision that describes a presumption of assent for any action taken at a meeting of the Board for directors attending the meeting unless a dissent is announced by the director. This provision is consistent with the requirements of Maryland law.

•	The compensation provision appearing in Section 12 has been modified to confirm the reimbursement of reasonable expenses incurred by directors in attending meetings.

3.

Article III (Committees): Article III describes the currently designated committees of the Board of Directors, and any other committees that may be designated in the future. The committees designated in the Bylaws are the Executive Committee, Audit Committee, Executive Compensation and Employee Benefits Committee and Nominating and Corporate Governance Committee. For these designated committees, Article III describes the number of directors comprising each committee as well as any independence or other requirements the committee members must meet. Article III also outlines the method for holding committee meetings in person or by telephonic or other means and permits committee members to take actions by written consent in lieu of a meeting.

The principal substantive changes include:

•

The provisions in Sections 1 through 4 have been updated to reference the independence and expertise requirements for directors designated to committees of the Board. The referenced requirements relate to the rules and regulations of the New York Stock Exchange, and the provisions of the Securities and Exchange Act of 1934 and SEC Regulation S-K, as applicable.

•	The provisions related to existing committees have been updated to reference the charters of each such committee as the powers and duties of each committee are described in its respective charter.

4.

Article IV (Officers): Article IV describes the process of electing, appointing and removing officers and filling vacancies. This Article also describes the duties incident to the office of each of the following named officers: Chairman of the Board, Vice Chairman of the Board, President, Vice President, General Counsel, Secretary, Treasurer, Chief Operating Officer, Chief Financial Officer and Controller.

The principal substantive changes include:

•

Section 11 has been added to provide a distinction between the named officers elected by the Board of Directors and those officers who may be appointed by the Board of Directors or the Chief Executive Officer with solely those administrative powers and duties designated or approved by the Chief Executive Officer. As to appointed officers, the Chief Executive Officer is given the authority to specify the officer’s duties and to remove the officer at any time. This provision is consistent with the common practice employed by many Maryland and other public companies.

5.

Article V (Stock): Article V describes the entitlement of stockholders to one or more certificates representing the kind of shares of Havertys stock owned by the stockholder and the transferability of such shares. In addition, this Article provides for one or more transfer agents or registrars to validate stock certificates and facilitate transfers of shares. Article V also outlines the process for issuance of a new stock certificate in the event of a lost, stolen or destroyed certificate.

6.

Article VI (Dividends and Finance): Article VI details matters related to the finances of Havertys, including the requirement that all funds of the Corporation be deposited in appropriate depository accounts and the signing authority for the Corporation’s bank accounts. This Article also provides restrictions on loans contracted on behalf of Havertys and loans to officers of the Corporation. Article VI describes the procedures for the declaration and payment of dividends.

7.

Article VII (Books and Records): Article VII describes the Corporation’s obligation to maintain a stock ledger and other books, accounts and records and describes the rights and limitations of stockholders to inspect such books, accounts and records.

8.	Article VIII (Seal): Article VIII describes the inscription of the corporate seal of the Corporation and the uses of the corporate seal.

9.

Article IX (Indemnification of Directors, Officers, Employees and Agents): Article IX describes the standard of conduct required for indemnification of directors and methods for determining whether such indemnification is appropriate, as well as certain limitations on indemnification. This Article also provides for advancement of expenses incurred in connection with a proceeding in advance of a final disposition of the proceeding and the reimbursement of expenses incurred by a director in a proceeding where the director is not a named party in the proceeding. Article IX also permits indemnification of and advancement of expenses to officers, employees and agents and allows the Corporation to purchase insurance on behalf of directors, officers, employees or agents of the Corporation. This Article has not been substantively modified from the existing bylaws.

10.

Article X (Miscellaneous): Article X permits the Board of Directors to require any officer, agent or employee of the Corporation to give a bond to the Corporation. This Article also describes the method for voting shares in other corporations or associations.

11.

Article XI (Amendments): Article XI describes the process by which the Bylaws can be amended. The Bylaws may be amended by the vote of the stockholders. The Board of Directors also may amend the Bylaws.

The principal substantive changes include:

•	The Board vote requirement for amendment of the Bylaws has been reduced to a majority vote from the two-thirds vote provided for in the existing bylaws.
Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits
(c)	Exhibits
99.1	Press Release dated May 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

May 3, 2007	By:	/s/ Jenny Hill Parker
Jenny Hill Parker Vice President, Secretary and Treasurer

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